UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 23, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 23, 2009, the Compensation Committee of the Board of Directors of Tenet Healthcare Corporation (“Tenet”) affirmed its commitment to pay-for-performance and transparency in executive compensation by announcing its intention to do the following:

•

At least 50% of the equity awards (in terms of number of shares) to be granted next year to the Company’s “named executive officers,” as defined in the SEC rules, will be performance-based equity awards that are earned or paid out based on the achievement of performance targets; and

•

The performance criteria measured and the difficulty of the achievement will be disclosed in the proxy statement for each annual meeting of shareholders during the measurement period in accordance with applicable SEC regulations.

* * * * *

Important Information: In connection with the solicitation of proxies, Tenet filed with the Securities and Exchange Commission (the “SEC”) and mailed to shareholders a definitive proxy statement dated March 26, 2009 (the “Proxy Statement”). The Proxy Statement contains important information about Tenet and the 2009 annual shareholders meeting. Tenet’s shareholders are urged to read the Proxy Statement carefully. The Proxy Statement is available for free at the SEC’s website at www.sec.gov, at Tenet’s website at www.tenethealth.com/tenethealth/proxymaterials or by contacting Tenet’s solicitor, MacKenzie Partners, Inc. at its toll-free number: (800) 322-2885 or collect at (212) 929-5550. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Gary Ruff
Gary Ruff
General Counsel

Date: April 23, 2009